Exhibit 99.1

GLOBAL GOLD ANNOUNCES GOVERNMENT MEASURED AND INDICATED RESERVE APPROVAL OF 1,145,000 OUNCES OF GOLD FOR TOUKHMANUK IN ARMENIA

First Stage of Approval

GREENWICH, CT-- (Marketwire - October 27, 2009) – Global Gold Corporation (OTCBB: GBGD) is pleased to announce the first stage of approval of reserves for its Toukhmanuk expansion. The Republic of Armenia’s State Natural Resources Agency (the “Agency”) issued its certificate today based on the proposal of the Agency’s State Geological Expert Commission made during its October 23, 2009 session. The unofficial translation is reproduced below, and a copy of the official approval and the unofficial translation are available on the company’s website www.globalgoldcorp.com.

Total approved reserves in the C1 and C2 categories are roughly 35.614 tonnes (or 1,145,000 ounces) of gold and 107 tonnes (or 3,440,000 ounces) of silver. In its approval, the Agency added that the “approved reserves entirely correspond to the requirements for Measured & Indicated reserves under International Standards.” Before relying on any reserve or resource reporting, however, investors should read the “Cautionary Note” and “Forward-Looking Statements” terms included at the end of the release. The Agency is also considering approval of additional resources in an inferred category, and the company will report on that when available.

This first stage of approval followed Global Gold’s revised estimates that were submitted in a report to the Agency in March 2009, an English summary of which is also available on the company’s website. The revised estimates were based on the significant discovery at the Toukhmanuk Central Area (2.2 sq km) announced in October 2008; however, the entire Toukhmanuk license area is vastly larger, encompassing 53.76 sq km. Historical work and Global Gold’s own exploration confirm mineralization beyond the Central Area. “This approval is a major milestone, and we look forward to further additions to our base at Toukhmanuk,” said Van Z. Krikorian, Chairman and CEO of Global Gold.

The Agency’s commission members opined that 16 to 16.5 million tonnes of ore of the approved overall reserves are at an average grade of 2 grams per tonne gold, and recommend that this quantity be included in the first stage open pit for mining. The total ore reserve approved today is roughly 21,900,000 tonnes with an average gold grade of 1.62 grams per tonne at a cut off grade of .08 grams per tonne and an average silver grade of 4.88 grams per tonne.

Historical state committee on reserves records indicated mineralization based on vein widths between 1 and 1.5 meters in veins 1 and 15; however, the discovery in October 2008 showed much wider veins and areas of mineralization in some areas. Based on the results from diamond drilling, test mining and surface sampling of the No. 1 and 15 mineralized areas, there are at least eighteen mineralized zones within a 150 m to 200 m wide east-northeast trending alteration zone in the Central Area of the property.

These mineralized zones are 5 m to 25 m wide, extend more than 300 m along strike, and extend to more than 150 m at depth. Assay results of surface sampling show values ranging from 1 g/t Au to 280 g/t Au, and from 8 g/t to 520 g/t Ag. Gold mineralization is associated with sulphide minerals, in places as distinct veins within the wider alteration zone.

To date, Global Gold has tested only approximately 20% of the mineralized trend in the Central Area, which is interpreted to extend to more than 1.5 km along strike. There are other similar target areas which have not yet been tested on the property, and additional exploration will be necessary. The Company is planning to expand production to 15,000 ounces per year in 2010 and then to an industrial production level of over 100,000 ounces per year. Earlier this year, the Company had announced its plans to sustain production of approximately 300 ounces of gold per month, but the Company has been unable to sustain such production despite the plant capacity and stockpiled ore to do so for financial and other reasons.

UNOFFICIAL TRANSLATION OF OCTOBER 27, 2009 FIRST STAGE MINERAL AND ORE RESERVES FOR CENTRAL AREA OF TOUKHMANUK MINE

THE STAFF OF THE REPUBLIC OF ARMENIA MINISTRY OF ENERGY AND NATURAL RESOURCES

AGENCY FOR NATURAL RESOURCES

Reference:	020-N/7G

Date:	October 27, 2009

I hereby inform that based on the propositions made by the RA Natural Resources Agency’s State Geological Expert Commission made during October 23, 2009 session, the Agency made a decision to approve the currently explored reserves of the Central Area of Toukhmanuk mine in the RA Aragatsotn province, as per the table provided below:

Reserve Categories	Type of Mineralization	Ore tonnes (x1,000)	Metal Average Grades		Metal Reserves, kg
			Au, g/t	Ag, g/t	Au	Ag
1	2	3	4	5	6	7
C1	Vein	359.8	5.88	33.19	2114.21	11942
	Stockwork	3744.5	1.46	3.73	5474.02	13949
	Total	4104.3	1.85	6.31	7588.23	25891
C2	Vein	1026.3	5.48	23.43	5622.52	24045
	Stockwork	16787.7	1.33	3.4	22403.18	57073
	Total	17814	1.57	4.55	28025.7	81118
C1 + C2	Vein	1386.1	5.58	25.96	7736.73	35987
	Stockwork	20532.2	1.36	3.46	27877.2	71022
	Total	21918.3	1.62	4.88	35613.93	107009

It is the opinion of the Commission members that about 16.0 to 16.5 million tones of ore out of the approved overall reserves are at the average grade of 2g/t Au, and that this quantity is recommended to be included in the first stage open pit for mining.

Approved reserves entirely correspond to the requirements for Measured & Indicated reserves under International Standards.

Chairman of RA State Natural Reserve Agency:	Kh. Saponjian
/seal, signature/

Cautionary Note to U.S. Investors – All mineral reserves have been estimated and disclosed in accordance with the definition standards on mineral resources and mineral reserves of the Republic of Armenia State Natural Resources Agency as provided by the Republic of Armenia’s Regulation for Applying Reserves Classification for Gold Deposits. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission “SEC” Industry Guide 7. Armenian, International, and Guide 7 standards may not be consistent. The United States Securities and Exchange Commission limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. We use terms such as “reserves,” “resources,” “geologic resources,” “proven,” “probable,” “measured,” “indicated,” or “inferred,” which may not be consistent with the reserve definitions established by the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K. You can review and obtain copies of these filings from our website or at http://www.sec.gov/edgar.shtml. Investors are cautioned not to assume that any part or all of mineral resources will ever be confirmed or converted to Guide 7 compliant “reserves.” The information in this release reports on the legal document issued by the Armenian Agency.

Forward-looking Statements – To the extent that statements in this press release are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s development, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Former Soviet country estimations are presented for historical reporting and to provide a basis for assessing Global Gold’s choices for its business activities and not to be understood as indicating the existence of reserves or resources.

Global Gold Corporation www.globalgoldcorp.com is an international gold mining, development, and exploration company with mining properties in Armenia and Chile. The Company is committed to building shareholder value and maintaining social and environmental responsibilities.

Contact Information:

Courtney Fellowes

VP, Business Development and Investor Relations

Global Gold Corporation

45 East Putnam Ave.

Greenwich,CT 06830

(203) 422 2300

www.globalgoldcorp.com